REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 12, 2001 between nSTOR TECHNOLOGIES, INC., a Delaware corporation (the
"Company"), and the persons set forth on the signature page hereto (the "Investors").

                                    RECITALS

        In connection with the Exchange Agreements of even date herewith between the Investors and the Company (the "Exchange Agreements"), the Company has agreed, upon the terms and subject to the conditions of the Exchange Agreements, to issue to the Investors shares of the Company's (i) Series H Convertible
Preferred Stock (the "Series H Preferred Stock") or (ii) Series I Convertible Preferred Stock (the "Series I Preferred Stock"), which are convertible into shares of the Company's common stock, $.05 par value per share ("Common Stock") on the terms and subject to the conditions set forth in the relevant Certificates of Designation for the Series H Preferred Stock and the Series I Preferred Stock. The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Common Stock issuable upon conversion of the Series H Preferred Stock and the Series I Preferred Stock (collectively, the "Conversion Shares").

                               TERMS OF AGREEMENT

        In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

        1.     Definitions.

               (a) As used in this Agreement, the following terms shall have the following meanings:

                      (i) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

                      (ii) "Registration Statement" means a registration statement under the Securities Act.

                      (iii)  "Registrable  Securities"  means  the  Conversion
Shares.

               (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Exchange Agreement.

        2.     Registration.

               (a)    Initial Registration.

                      (i) The Company shall prepare and file with the SEC a Registration Statement on Form S-3 covering the resale by the Investors of all of the Registrable Securities.

                      (ii) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

               (b)    Piggyback Registration.

                      (i) Whenever the Company proposes to register any of its Common Stock (either on its own behalf or on behalf of others) under the Securities Act (other than a transaction described under Rule 145 of the Securities Act or pursuant to Forms S-4, S-8 or their successor forms) and the registration form to be used may be used for the registration of the Registrable Securities of the Investors (a "Piggyback Registration"), the Company shall give prompt written notice to the Investors of its intention to effect such a registration and will include in such registration the Registrable Securities of the Investors with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                      (ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration and any other shares of Common Stock for which the Company has received a request for registration from the holder thereof pursuant to an agreement between the Company and such holder (the "Other Registrable Securities"), pro-rata among the holders of such Registrable Securities and the Other Registrable Securities on the basis of the number of shares of Registrable Securities and Other Registrable Securities owned by each such holder.

                      (iii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holder exercising its demand registration rights and (ii) second, the Registrable Securities requested to be included in such registration and the Other Registrable Securities, pro-rata among the holders of such Registrable Securities and the Other Registrable Securities on the basis of the number of shares of Registrable Securities and Other Registrable Securities owned by each such holder.

                      (iv) In the  event of any  registration  pursuant  to this
        Section 2 where the full amount of the Registrable Securities and/or the Other Registrable Securities requested to be included in such registration cannot be included in full, then the number of Registrable Securities and Other Registrable Securities available for registration shall be allocated among such group pro rata based upon the number of Registrable Securities and Other Registrable Securities requested to be included in such registration by each member of the group. The obligation of the Company to include Registrable Securities and Other Registrable Securities in a Piggyback Registration shall be subject to the advice of the managing underwriter of such underwriter offering, which may take into account the size of the offering, market conditions and the appropriateness of the Investors' or Other Registrable
        Securities holder's participation if he is an employee, officer or director of the Company.

                      (v) The Company will have the right to select the investment banker(s) and manager(s) to administer any offerings.

               (c) Rule 144. Notwithstanding the registration of the resale of Registrable Securities in accordance with Section 2(a) above, if at any time of offer and sale of such Registrable Securities such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investors wish to offer and sell such securities, the Investors may endeavor to offer and sell such securities pursuant to Rule 144.

        3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

               (a) Prepare and file with the SEC a Registration Statement or Statements with respect to the Registrable Securities and thereafter use its best efforts to cause the Registration Statement to become effective on or before September 30, 2001, and keep the Registration Statement effective at all times until such date as is two years after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in Section 3(a) above;

               (c) Furnish to the Investors (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investors;

               (d) Use reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors may reasonably request, prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under
Section 3(a) hereof and take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company or
(v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

               (e) As promptly as practicable after becoming aware of such event, notify the Investors of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investors as the Investors may reasonably request;

               (f) As promptly as practicable after becoming aware of such event, notify the Investors of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

               (g) Permit a single firm of counsel designated as selling stockholders' counsel by the Investors and other persons participating in the offering to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

               (h) Make available for inspection by the Investors, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the "Inspector"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the Registration Statement, and shall not make any disclosure (except to an Investors or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or the Investors until and unless the Investors or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this Section 3(h). The Investors agree that they shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investors provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investors is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investors, to undertake, at Investors' expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

               (i) Use its best efforts either to cause all the Registrable Securities covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

               (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

               (k) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold in the denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request; and

               (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

        4.     Obligations of the Investor.  In connection with the registration
of  the  Registrable   Securities,   the  Investors  shall  have  the  following
obligations:

               (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to an Investor that the Investors shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor (the "Requested Information").

               (b) The Investors agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

               (c) The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investors will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Investors' receipt of the copies of the supplemented or amended prospectus contemplated by Section3(e) or 3(f) and, if so directed by the Company, the Investors shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investors' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (d) In the event any Investor determines to engage the services of an underwriter, such Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

        5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investors shall bear the fees and out-of-pocket expenses of the one legal counsel selected pursuant to Section 3(g) hereof.

        6.     Indemnification.

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investors, any underwriter (as defined in the Securities Act) for any Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such
Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; (iii) shall not be available to the extent such Claim is based on a failure of any Investor to deliver or cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

               (b) By the Investors. In connection with any Registration Statement in which an Investors is participating, such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in connection with such Registration Statement or (ii) the Investors' violation of Regulation M; and the Investors will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

               (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

               (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        7. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without Registration, until such time as the Investors have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without Registration.

        8. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment of waiver effected in accordance with this Section 8 shall be binding upon the Investors and the Company.

        9.     Miscellaneous.

               (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Jack Jaiven, with a copy to Larry Hemmerich, President of nStor, 10140 Mesa Rim Road, San Diego, California 92121, and if to the Investors, at the address set forth under his, her or its name below, or at such other address as each such party furnishes by notice given in accordance with this Section 9(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

               (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

               (f) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

               (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            nSTOR TECHNOLOGIES, INC.

                                            By:  /s/ Jack Jaiven, as VP
                                               ------------------------
                                               Jack Jaiven
                                               Vice President

                                            INVESTORS


                                            THE CHARLOTTE MARDEN 1993 TRUST

                                            By:  /s/ Bernard Marden
                                               ---------------------------
                                                Bernard A. Marden, Trustee
                                                   1290 S. Ocean Boulevard
                                                   Palm Beach, Florida 33480


                                                 /s/ Kenneth Endelson
                                               ---------------------------
                                                Kenneth Endelson
                                                   1000 Clint Moore Road
                                                   Boca Raton, Florida 33487


                                            THE HERBERT GIMELSTOB FAMILY
                                            CHARITABLE FOUNDATION, INC.

                                            By:  /s/ Herbert Gimelstob
                                               ----------------------------
                                                Herbert Gimelstob, Director
                                                   2300 N.W. Corporate Boulevard
                                                   Suite 222
                                                   Boca Raton, Florida 33431


                                            HILCOAST DEVELOPMENT CORP.

                                            By:  /s/ H. Irwin Levy
                                               -------------------------------
                                                H. Irwin Levy, Chairman of the
                                                Board of Directors
                                                  100 Century Boulevard
                                                  West Palm Beach, Florida 33417


                                                 /s/ H. Irwin Levy
                                               -------------------------
                                                H. Irwin Levy
                                                   100 Century Boulevard
                                                   West Palm Beach, Florid 33417


                                            MLL CORP.

                                            By:  /s/ H. Irwin Levy
                                               --------------------------
                                                H. Irwin Levy
                                                Title:
                                                   100 Century Boulevard
                                                   West Palm Beach, Florid 33417


                                                /s/ Patrice Auld
                                              ---------------------------
                                               Patricia Auld
                                                   1137 Harvard Avenue Ease
                                                   Seattle, Washington 98102

                                                /s/ Bernard Marden
                                              -----------------------------
                                                Bernard Marden
                                                   1290 S. Ocean Boulevard
                                                   Palm Beach, Florida 33480

                                                /s/ Alan Miller
                                              ------------------------------
                                               Alan H. Miller
                                                   450 Royal Palm Way
                                                   Suite 400
                                                   Palm Beach, Florida 33480


                                                /s/ Larry Hemmerich
                                              ----------------------------
                                                Larry Hemmerich
                                                   10140 Mesa Rim Road
                                                   San Diego, California 92121


                                            SYKES FAMILY TRUST

                                            By:  /s/ W. David Sykes, Trustee
                                               --------------------------
                                                Name: W. David Sykes
                                                Title: Trustee
                                                Address: 2016 Ocean Front
                                                         Del Mar, CA 92014

                                            SYKES CHILDRENS TRUST OF 1993


                                            By:  /s/ James C Harlan III
                                               ---------------------------
                                                Name: James C. Harlan III
                                                Title: Trustee
                                                Address: 5415 Oberlin Drive
                                                         San Diego, CA 92121